Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 (Registration Nos. 333-221654, 333-215291 and 333-209331) of our report dated December 21, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Broadcom Limited’s Annual Report on Form 10-K for the year ended October 29, 2017.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 4, 2018